Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3

(No. 333-56410) and Form S-8 (Nos. 333-17379, 333-100160, 333-65854 and 333-113761) of SeaChange International, Inc. of our report dated March 1, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 14, 2004